SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of earliest event reported)

July 16, 1996

TRANSMONTAIGNE OIL COMPANY
(Exact name of registrant as specified in its charter)



Delaware                         1-11763                06-1052062
(State of incorporation)  (Commission file number)      (IRS Employer
                                                   Identification No.)

370 17th Street, Republic Plaza, Suite 900, Denver, CO    80202
(Address of principal executive offices)               (Zip Code)

(303) 605-1798
(Registrant's telephone number)



     Item 4.  Changes in Registrant's Certifying Accountant

     Cooper & Lybrand L.L.P. served as independent accountant for Sheffield Exploration Company, Inc. for the years ended June 30, 1995 and 1994. On July 16, 1996, the Company's Board of Directors, in connection with the change in control of the Registrant previously reported, selected KPMG Peat Marwick LLP to serve as its independent accountant with respect to periods after the change in control. The Board of Director's failure to select Cooper & Lybrand L.L.P. as the Company's independent accountants constitutes their being "dismissed" as such term is used in Item 304 of Regulation S-K, under the Securities Act of 1933, as amended.

     Coopers & Lybrand L.L.P.'s reports on the Company's financial statements for the years ended June 30, 1995 and 1994 did not contain an adverse opinion or disclaimer of opinion and were not qualified as to audit scope or accounting principles. During the years ended June 30, 1995 and 1994 or for any subsequent interim period, the Company has not had any disagreement with Coopers & Lybrand L.L.P. on any matter of accounting principles, financial statement disclosure, or auditing scope or procedures which disagreement if not resolved to the satisfaction of Coopers & Lybrand L.L.P., would have caused Coopers & Lybrand L.L.P. to make reference to the subject matter of the disagreement in connection with its report.

       Item 7.  Financial Statements and Exhibits

     c.  Exhibits

Exhibit No.        Description

16     Letter regarding Change in Certifying Independent Accountant


SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 1996          TRANSMONTAIGNE OIL COMPANY

                             By:  /s/ Frederick W. Boutin
                                       Frederick W. Boutin
                                       Senior Vice President